Exhibit 1.1

5,050,000 ORDINARY SHARES

Four Seasons Education (Cayman) Inc.

ORDINARY SHARES, PAR VALUE US$0.0001 PER SHARE

IN THE FORM OF AMERICAN DEPOSITARY SHARES

UNDERWRITING AGREEMENT

            , 2017

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

U.S.A.

China Renaissance Securities (Hong Kong) Limited

Unit 8107-08, Level 81, International Commerce Centre

1 Austin Road West

Kowloon, Hong Kong

As Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Four Seasons Education (Cayman) Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), and the shareholder of the Company named in Part A of Schedule II hereto (the “Firm Selling Shareholder”) proposes to sell to the several Underwriters, an aggregate of 5,050,000 ordinary shares, par value US$0.0001 per share, of the Company (the “Firm Shares”) in the form of 10,100,000 American Depositary Shares (as defined below), of which 4,600,000 ordinary shares in the form of 9,200,000 American Depositary Shares are to be issued and sold by the Company and 450,000 ordinary shares in the form of 900,000 American Depositary Shares are to be sold by the Firm Selling Shareholder.

The Company also proposes to issue and sell to the several Underwriters not more than an additional 607,500 ordinary shares, par value US$0.0001 per share, of the Company in the form of 1,215,000 American Depositary Shares, and the shareholder of the Company named in Part B of Schedule II hereto (the “Additional Selling Shareholder”) also proposes to sell to the several Underwriters not more than an additional 150,000 ordinary shares, par value US$0.0001 per share, of the Company in the form of 300,000 American Depositary Shares (the 757,500 additional ordinary shares to be sold by the Company and the Additional Selling Shareholder are hereinafter collectively referred to as the “Additional Shares”), if and to the extent that Morgan Stanley & Co. International plc, Citigroup Global Markets Inc. and China Renaissance Securities (Hong Kong) Limited, as representatives of the Underwriters (collectively, the “Representatives”), exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Selling Shareholder and the Additional Selling Shareholder are hereinafter collectively referred to as the “Selling Shareholders.” The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” Unless the context otherwise requires, the terms “Shares,” “Firm Shares” and “Additional Shares” also include the American Depositary Shares representing such shares. The ordinary shares, par value US$0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.” The Company and the Selling Shareholders are hereinafter collectively referred to as the “Sellers.”

The Underwriters will take delivery of the Shares in the form of American Depositary Shares (the “American Depositary Shares” or “ADSs”). The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of November         , 2017 (the “Deposit Agreement”) among the Company, Deutsche Bank Trust Company Americas, as Depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Each two American Depositary Shares will initially represent the right to receive one Ordinary Share deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares, and a registration statement relating to the American Depositary Shares. The registration statement relating to the Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed abbreviated registration statements to register additional Ordinary Shares or American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the terms “Registration Statement” and “ADS Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Shares and the American Depositary Shares (the “Form 8-A Registration Statement”).

For purposes of this Agreement, “preliminary prospectus” means each prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule III hereto, and a “bona fide electronic road show” is a bona fide electronic road show as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Morgan Stanley & Co. International plc (the “Designated Underwriter”) agrees to reserve a portion of the American Depositary Shares to be purchased by it or its affiliates under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The American Depositary Shares to be sold by the Designated Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed American Depositary Shares.” Any Directed American Depositary Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company and the Selling Shareholders.

1.1 The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Effectiveness of Registration Statement. Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act.

(b) Compliance with Securities Law. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each bona fide electronic road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 9(b) hereof.

(c) Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. As of the time of each sale of the American Depositary Shares in connection with the offering, no free writing prospectuses, when considered together with the Time of Sale Prospectus or the Prospectus, as the case may be, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) EGC Status and Testing-the-Waters Communication. (i) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. (ii) The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. (iii) Except for the management presentation materials, a copy of which was submitted to the SEC on October 16, 2017, the Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. As of the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communications, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries (as defined below) and Affiliated Entities (as defined below), taken as a whole, or on the ability of the Company and its Subsidiaries and Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement (a “Material Adverse Effect”). The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The second amended and restated memorandum and articles of association of the Company adopted on October 13, 2017, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands law and, immediately prior to closing on the Closing Date of the American Depositary Shares offered and sold hereunder, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(f) Subsidiaries and Affiliated Entities. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule III-A hereto, and each of the entities through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements (each an “Affiliated Entity” and collectively, the “Affiliated Entities”) has been identified on Schedule III-B hereto. Each of the Subsidiaries and Affiliated Entities has been duly incorporated, is validly existing as a corporation with limited liability or a school, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation, has full corporate or other power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except as disclosed in the Time of Sale Prospectus; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid and non-assessable and are free and clear of all liens, encumbrances, equities or claims; all of the equity interests in each Affiliated Entity have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly as described in the Time of Sale Prospectus, and, except as described in the Time of Sale Prospectus, free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Affiliated Entities, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

(g) VIE Agreements and Corporate Structure.

(A) The description of the corporate structure of the Company and each of the contracts among the Subsidiaries, the shareholders or sponsors of the Affiliated Entities, and the Affiliated Entities, as the case may be (each a “VIE Agreement” and collectively the “VIE Agreements”), as set forth in the Time of Sale Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.6 through 10.13 to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Affiliated Entities taken as a whole which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus and the Prospectus.

(B) Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, except as have already been obtained; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as disclosed in the Time of Sale Prospectus, the corporate structure of the Company complies with all applicable PRC laws and regulations, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and Affiliated Entities or shareholders or sponsors of the Affiliated Entities in any jurisdiction challenging the validity of any of the VIE Agreements, and, and to the best knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(C) The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Affiliated Entities pursuant to (i) the constitutive or organizational documents of the Company or any of the Subsidiaries and Affiliated Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries and Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Affiliated Entities is subject, except, in the case of (iii), where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

(D) The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through its rights to authorize the shareholders or sponsors, as the case may be, of the Affiliated Entities to exercise their voting rights.

(h) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(i) Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of this Agreement and the Deposit Agreement contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects.

(j) Due Authorization of Registration Statements. The Registration Statement, the preliminary prospectus, the Prospectus, any issuer free writing prospectus (as defined in Rule 433(h) under the Securities Act) and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(k) Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l) Ordinary Shares. (i) The Ordinary Shares (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as described in the Time of Sale Prospectus and the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries and Affiliated Entities.

(m) American Depositary Shares. The American Depositary Shares, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such American Depositary Shares are registered will be entitled to the rights of registered holders of American Depositary Shares specified therein and in the Deposit Agreement.

(n) Shares. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof, except as set out in the Company’s second amended and restated memorandum and articles of association or any agreement or other instrument to which the Company is a party, and may be freely deposited by the Company with the Depositary against issuance of American Depositary Shares representing the Shares.

(o) Accurate Disclosure. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulations,” “Management,” “Principal and Selling Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(p) Listing. The American Depositary Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(q) Compliance with Law, Constitutive Documents and Contracts. Except as described in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries and Affiliated Entities is (A) in breach or violation of any provision of applicable law (including, but not limited to, any applicable law concerning private education, intellectual property rights and foreign investment in the education sector in China) or (B) is in breach or violation of its constitutive documents, or (C) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is (i) binding upon the Company or any of the Subsidiaries and Affiliated Entities and (ii) material to the Company and the Subsidiaries and Affiliated Entities taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities, except in the case of (A) and (C) above, where such breach, violation or default would not reasonably be expected to have a Material Adverse Effect.

(r) Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or the memorandum and articles of association of the Company, (ii) any agreement or other instrument binding upon the Company or any of the Subsidiaries and Affiliated Entities that is material to the Company and the Subsidiaries and Affiliated Entities, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the Shares or the American Depositary Shares.

(s) No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no material adverse change nor any development or event involving a prospective material adverse change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole; (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries and Affiliated Entities, taken as a whole; (iv) neither the Company nor any of its Subsidiaries and Affiliated Entities has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, or (D) agreed to take any of the foregoing actions, that would, in the case of any of clauses (i) through (iv) above, have a Material Adverse Effect and (v) neither the Company nor any of its Subsidiaries and Affiliated Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(t) No Pending Proceedings. There are no legal or governmental proceedings pending or threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company, any of its Subsidiaries and Affiliated Entities or any of its executive officers, directors and key employees is a party or to which any of the properties of the Company or any of its Subsidiaries and Affiliated Entities is subject (i) other than proceedings that would not have a Material Adverse Effect, or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(u) Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w) Environmental Laws.

(A) The Company and its Subsidiaries and Affiliated Entities (i) are in compliance with any and all applicable national, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(B) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) except for those that would not, singly or in the aggregate, have a Material Adverse Effect.

(x) Registration Rights; Lock-up Letters. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 6.1(cc) hereof. Each officer, director, shareholder and option holder of the Company has furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-up Letter”).

(y) Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries and Affiliated Entities, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries and Affiliated Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable anti-corruption laws; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws; and the Company and its Subsidiaries and Affiliated Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(z) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries and Affiliated Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Subsidiaries and Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries and Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aa) Compliance with OFAC. (i) Neither the Company nor any of its Subsidiaries and Affiliated Entities, nor any director, officer or employee thereof, nor, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of its Subsidiaries and Affiliated Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company represents and covenants that the Company and its Subsidiaries and Affiliated Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents and covenants that, for the past five years, the Company and its Subsidiaries and Affiliated Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(bb) Title to Property. Each of the Company and its Subsidiaries and Affiliated Entities has good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries and Affiliated Entities, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Affiliated Entities; and any real property and buildings held under lease by the Company and its Subsidiaries and Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Affiliated Entities, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(cc) Possession of Intellectual Property. The Company and its Subsidiaries and Affiliated Entities own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”), necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries and Affiliated Entities; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries and Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries and Affiliated Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ and Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company, any Subsidiary or any Affiliated Entity infringes, misappropriates or otherwise uses any intellectual property in violation or conflict with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries and Affiliated Entities in their businesses has been obtained or is being used by the Company or its Subsidiaries and Affiliated Entities in violation of any contractual obligation binding on the Company or its Subsidiaries and Affiliated Entities in violation of the rights of any persons, except in each case covered by clauses (i) to (vi) such as would not, if determined adversely to the Company or its Subsidiaries and Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect.

(dd) Merger or Consolidation. Neither the Company nor any of its Subsidiaries or Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(ee) Termination of Contracts. Neither the Company nor any of its Subsidiaries or Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Affiliated Entities, or to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement.

(ff) Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries and Affiliated Entities exists, or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries and Affiliated Entities that could have a Material Adverse Effect. The Company and its Subsidiaries and Affiliated Entities are and have been in all times in compliance with applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or, to the best knowledge of the Company, is imminent.

(gg) Insurance. Each of the Company and its Subsidiaries and Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries and Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries and Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(hh) Possession of Licenses and Permits. Except as disclosed in the Time of Sale Prospectus and the Prospectus, each of the Company’s Subsidiaries, Affiliated Entities, learning centers and schools possesses all required “educational permits”, “business licenses” and “fire safety permits” (as these terms are used in the Time of Sale Prospectus and the Prospectus). Except as disclosed in the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Affiliated Entities possesses all other licenses, certificates, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and each of its Subsidiaries and Affiliated Entities and their respective assets and properties, for the Company and each of its Subsidiaries and Affiliated Entities to conduct their respective businesses, except for such failure to possess, report or file that would not have a Material Adverse Effect; each of the Company and its Subsidiaries and Affiliated Entities is in compliance with the terms and conditions of all such licenses, certificates, authorizations and permits in all material respects; such licenses, certificates, authorizations and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus or the Prospectus; neither the Company nor any of its Subsidiaries and Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit; neither the Company nor any of its Subsidiaries has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course except for such failure to renew that would not have a Material Adverse Effect.

(ii) Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries and Affiliated Entities on the one hand and their respective shareholders, sponsors, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Time of Sale Prospectus.

(jj) PFIC Status. Based on the Company’s current income and assets and projections as to the value of its assets and the market value of its American Depositary Shares, including the current and anticipated valuation of its assets, the Company believes that it was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recent taxable year and does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(kk) No Transaction or Other Taxes. No transaction, stamp, capital or other documentary, issuance, registration, transfer, withholding or other taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment, issuance, sale and delivery of the Shares by the Company or the deposit of the Ordinary Shares with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the Shares by the Depositary, and the delivery of the Shares to or for the account of the Underwriters, (ii) the purchase from the Company of the Shares and the initial sale and delivery of the Shares representing the Ordinary Shares to purchasers thereof by the Underwriters, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement; except that Cayman Islands and PRC stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands or the PRC, as applicable.

(ll) Independent Accountants. Deloitte Touche Tohmatsu Certified Public Accountants LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(mm) Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries and Affiliated Entities as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(nn) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries and Affiliated Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(oo) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal controls over accounting matters sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(pp) Absence of Accounting Issues. The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years; or (iii) except as disclosed in the Time of Sale Prospectus, any significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls.

(qq) Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including the number of learning centers, gross billings, tuition rates, student enrollment, the number of teachers and the number of employees, are true and accurate in all material respects.

(rr) Third-party Data. Any statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(ss) Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

(tt) No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus (as defined in Rule 433(h) under the Securities Act) to which the Representatives have consented, as set forth on Schedule III hereto.

(uu) Payments of Dividends; Payments in Foreign Currency. In each case except as described in the Time of Sale Prospectus and Prospectus, (i) none of the Company nor any of its Subsidiaries and Affiliated Entities is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entity or (C) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entity, and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries and Affiliated Entities (A) may be converted into United States dollars that may be freely transferred out of such person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such person’s jurisdiction of incorporation or tax residence, and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such person.

(vv) Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Affiliated Entities has complied, and has taken all steps to ensure compliance by each of its shareholders, sponsors, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange (“SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(ww) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as described in the Time of Sale Prospectus and Prospectus, the issuance and sale of the Shares and the American Depositary Shares, the listing and trading of the American Depositary Shares on the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or an Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(xx) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(yy) Absence of Manipulation. None of the Company, the Subsidiaries and Affiliated Entities or any of their respective directors, officers, or, to the best knowledge of the Company, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the American Depositary Shares.

(zz) No Sale, Issuance and Distribution of Shares. Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(aaa) No Immunity. None of the Company, the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 13 of this Agreement and Section 7.6 of the Deposit Agreement.

(bbb) Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands and the PRC, except, in respect of the Cayman Islands, for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The Company has the power to submit, and pursuant to Section 13 of this Agreement and Section 7.6 of the Deposit Agreement has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 13 of this Agreement and Section 7.6 of the Deposit Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Shares or the American Depositary Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof and Section 7.6 of the Deposit Agreement.

(ccc) Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands, provided that such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is final, (D) is not in respect of taxes, a fine or a penalty, and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands.

(ddd) No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its Subsidiaries and Affiliated Entities and any person that would give rise to a valid claim against the Company or its Subsidiaries and Affiliated Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries and Affiliated Entities or any of their respective officers, directors, shareholders, sponsors, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(eee) No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its Subsidiaries and Affiliated Entities or any of their respective officers, directors or, to the best knowledge of the Company, any 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with or confidentially submitted to the Commission.

(fff) Compliance with Foreign Laws. The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed American Depositary Shares in any jurisdiction where the Directed American Depositary Shares are being offered.

(ggg) Absence of Unlawful Influence. The Company has not offered, or caused the Designated Underwriter or its affiliates to offer, Directed American Depositary Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products or services.

(hhh) Depositary Side Letter. The Company has executed a side letter (the “Depositary Side Letter”), addressed to the Depositary, instructing the Depositary not to accept any shareholder’s deposit of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new American Depositary Receipts evidencing the American Depositary Shares to any shareholder or any third party, unless consented to by the Company.

(iii) Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters in connection with the offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(jjj) Tax Filings. (A) The Company and each of its Subsidiaries and the Affiliated Entities have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, or where the failure to file such tax returns or pay such taxes would not, individually or in the aggregate, result in a Material Adverse Effect. (B) No tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries and the Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and the Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect. (C) The charges, accruals and reserves on the books and in the financial statements of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect. (D) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Affiliated Entities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

1.2 Each Selling Shareholder severally and not jointly represents and warrants to and agrees with each of the Underwriters that:

(a) Good Standing of Such Shareholder. Any such Selling Shareholder that is a corporation has been duly organized and is validly existing in its jurisdiction of formation.

(b) Title to Shares. Such Selling Shareholder has valid and unencumbered title to the Ordinary Shares underlying the Shares to be delivered by such Selling Shareholder on each Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares and the Ordinary Shares represented thereby to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Shares on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Shares to be delivered by such Selling Shareholder on such Closing Date.

(c) Ordinary Shares Freely Depositable. The Ordinary Shares represented by the Shares to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary in accordance with the Deposit Agreement against the issuance of American Depositary Receipts evidencing the ADSs; the ADSs, when issued and delivered against payment therefor, will be freely transferable by such Selling Shareholder to or for the accounts of the several Underwriters; and there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the PRC or the United States, except as described in the Time of Sale Prospectus and the Prospectus.

(d) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by any Selling Shareholder for the consummation of the transactions contemplated by the Power of Attorney (as defined below), the Custody Agreement (as defined below) or this Agreement in connection with the offering and sale of the Shares sold by the Selling Shareholders, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws.

(e) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Power of Attorney (as defined below), the Custody Agreement (as defined below) and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Shareholder or any of its properties or any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, or the charter or by-laws of such Selling Shareholder that is a corporation or the constituent documents of such Selling Shareholder that is not a natural person or a corporation.

(f) Custody Agreement. Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and the Custody Agreement signed by such Selling Shareholder and the Company, as custodian (in such capacity, the “Custodian”), relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) in connection with the offer and sale of the Shares contemplated herein and to perform its obligations under such agreements.

(g) Power of Attorney. The power of attorney (“Power of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, individually or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(h) Disclosure Made by the Selling Shareholder in the Prospectus. All information furnished to the Company or any Underwriter by or on behalf of each Selling Shareholder in writing expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus is, and on the Closing Date (as defined below) and each applicable Option Closing Date (as defined below) will be, true and correct in all material respects, and did not, as of the time of each sale of the Shares in connection with the offering, and on the Closing Date and each applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in the light of the circumstances under which it was made, not misleading, it being understood and agreed that the only such information consists of the information with respect to such Selling Shareholder under the caption “Principal and Selling Shareholders” in the Registration Statement, the Time of Sale Prospectus and the Prospectus or any amendments or supplements thereto (such information, the “Selling Shareholder Information”).

(i) No Registration Rights. Except as disclosed in the Time of Sale Prospectus and the Prospectus, such Selling Shareholder does not have any registration rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

(j) No Pre-emptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the Time of Sale Prospectus and the Prospectus.

(k) No Undisclosed Material Information. The sale of the Shares by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of the Subsidiaries and Affiliated Entities that is not set forth in the Time of Sale Prospectus and the Prospectus.

(l) Authorization of Agreements. Each of this Agreement, the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by each Selling Shareholder and constitute valid and legally binding obligations of each such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(m) No FINRA Affiliations. Such Selling Shareholder has no affiliations or associations with any member of FINRA.

(n) Compliance with OFAC. (i) Neither such Selling Shareholder nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to the knowledge of such Selling Shareholder, any agent, affiliate or representative of such Selling Shareholder or any of its subsidiaries, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any Sanctions, nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Selling Shareholder represents that, for the past five years, such Selling Shareholder and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(o) Compliance with Anti-Money Laundering Laws. The Selling Shareholder and its subsidiaries are in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of such Selling Shareholder, threatened.

(p) Compliance with Anti-Corruption Laws. Neither the Selling Shareholder nor any of its subsidiaries or their respective affiliates, nor any director, officer or employee thereof, nor, to the knowledge of such Selling Shareholder, any agent or representative of such Selling Shareholder or of any of its subsidiaries or their respective affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable anti-corruption laws; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws; and such Selling Shareholder and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(q) No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(r) Absence of Manipulation. Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s) Testing-the-Waters Communication. Such Selling Shareholder has not engaged in any Testing-the-Waters Communication except as arranged by the Representatives.

(t) No Transaction or Other Taxes. No transaction, stamp, capital or other documentary, issuance, registration, transfer, withholding or other taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the sale and delivery of the Shares representing the Ordinary Shares by such Selling Shareholder, the issuance of the Shares by the Depositary and the delivery of the Shares to, or for the account of, the Underwriters; (ii) the purchase from such Selling Shareholder, and the initial sale and delivery by the Underwriters, of the Shares to purchasers thereof; (iii) the deposit of the Ordinary Shares with the Depositary and the issuance and delivery of the American Depositary Receipts evidencing the Shares; or (iv) the execution and delivery of this Agreement, except that Cayman Islands and PRC stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands or the PRC, as applicable.

(u) No Other Marketing Documents. Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares by the Selling Shareholders, including any free writing prospectus.

2. Agreements to Sell and Purchase.

Each of the Company and the Firm Selling Shareholder hereby agrees, severally and not jointly, to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at US$             per American Depositary Share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each of the Company and the Additional Selling Shareholder hereby agrees, severally and not jointly, as and to the extent indicated in Schedule II hereto, to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 757,500 Additional Shares in the form of 1,515,000 American Depositary Shares at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. Each Seller is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares in the form of American Depositary Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. Each Seller is further advised by the Representatives that the Shares are to be offered to the public initially at US$             per American Depositary Share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of US$             per American Depositary Share under the Public Offering Price.

4. Payment and Delivery.

(a) Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 10, 2017, or at such other time on the same or such other date, not later than November 17, 2017, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b) Payment for any Additional Shares shall be made to each Seller of such Additional Shares in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than December 10, 2017, as shall be designated in writing by the Representatives.

(c) The American Depositary Shares to be delivered to each Underwriter shall be delivered in book entry form, and in such denominations and registered in such names as the Representatives may request in writing not later than one full business day prior to the Closing Date or an Option Closing Date, as the case may be. Such American Depositary Shares shall be delivered by or on behalf of each Seller to the Representatives through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by such Seller to the Representatives on the Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law. Each Seller will cause the certificates representing the Shares to be made available for inspection at least 24 hours prior to the Closing Date or Option Closing Date, as the case may be.

5. Conditions to the Underwriters’ Obligations. The obligations of each Seller to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date and each Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:30 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be,

(a) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such date, signed by an executive officer of the Company, (i) to the effect set forth in Section 5(a)(1) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened), and (ii) with respect to such other matters as the Representatives may reasonably require.

(c) The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance satisfactory to the Underwriters.

(d) The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such date and signed by the attorney-in-fact of the Selling Shareholders to the effect that the representations and warranties of the Selling Shareholders in this Agreement are true and correct as of the Closing Date or Option Closing Date, as the case may be (and the attorney-in-fact signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened).

(e) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion and negative assurance letter of Kirkland & Ellis LLP, U.S. counsel for the Company and the Additional Selling Shareholders, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(f) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company and the Selling Shareholders, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(g) The Company shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Jingtian & Gongcheng, PRC counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, a copy of which shall have been provided to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(h) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Kirkland & Ellis LLP, Hong Kong counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters and shall so state therein.

(i) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel or British Virgin Islands counsel, as the case may be, for the Selling Shareholders, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(j) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of the U.S. counsel of the Firm Selling Shareholder and an opinion of local counsel for each Selling Shareholder, dated the Closing Date or Option Closing date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(k) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, dated the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(l) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Fangda Partners, PRC counsel for the Underwriters, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(m) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of White & Case LLP, counsel for the Depositary, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(n) The Underwriters shall have received, on each of the date hereof and the Closing Date or Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from Deloitte Touche Tohmatsu Certified Public Accountants LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(o) The “lock-up” letters, each substantially in the form of Exhibits A-1 and A-2 hereto, executed by the individuals and entities listed on Schedule V hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(p) The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, the Depositary Side Letter, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the American Depositary Shares representing such Shares in accordance with the Deposit Agreement.

(q) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(r) The American Depositary Shares representing the Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(s) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to rule 3a(c) of the Commission’s Informal and Other Procedures (17 CFR 202.3a(c)).

(t) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(u) No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(v) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(w) On the Closing Date or Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(x) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

(y) On or prior to the Closing Date, the Underwriters shall have received a United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

6. Covenants of the Company and the Selling Shareholders.

6.1 The Company, in addition to its other agreements and obligations hereunder, covenants with each Underwriter as follows:

(a) To file the Prospectus with the Commission within the time period specified by Rule 424(b) under the Securities Act.

(b) To furnish to the Representatives, without charge, copies of the Registration Statement and the ADS Registration Statement (including, in each case, exhibits thereto) and for delivery to each other Underwriter a copy of the Registration Statement and the ADS Registration Statement (in each case, without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Sections 6.1(f) or 6.1(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e) Without the prior consent of the Representatives, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor to qualify the Shares and the American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(i) To advise the Representatives promptly, and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Time of Sale Prospectus, the Prospectus or any free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Securities Act).

(k) During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(l) To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest or otherwise use the proceeds received by the Company from its sale of the American Depositary Shares in such a manner (i) as would require the Company or any of the Subsidiaries and Affiliated Entities to register as an investment company under the 1940 Act or (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(m) Not to take, and to cause each of its Subsidiaries and Affiliated Entities not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the American Depositary Shares.

(n) (i) To indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, documentary, transaction, transfer, withholding, [income] or other similar taxes or duties, including any interest and penalties, on the creation, allotment, issue and sale of the Shares or American Depositary Shares to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale and delivery of the American Depositary Shares by the underwriters) under, this Agreement or the Deposit Agreement and on bringing any such document within any jurisdiction, and (ii) to make all payments to be made by the Company hereunder free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges, in which case the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made[; provided, however, that no such additional amounts shall be paid in respect of any such taxes, duties or charges to the extent such taxes, duties or charges (i) are imposed by reason of a present or former connection between the recipient and the jurisdiction imposing such taxes, duties or charges (other than a connection that would not have arisen solely but for the transactions contemplated by this Agreement) or (ii) would not have been imposed but for the failure of the recipient to provide, upon request, any customary or required certification, identification or other documentation concerning such recipient’s nationality, residence, identity or connection with the jurisdiction imposing such taxes, duties or charges]. In each case, all amounts payable to be made by the Company to the Underwriters hereunder shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to the Underwriters, the Company shall pay such additional amounts equal to any applicable value added or similar tax.

(o) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(p) In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of six months following the date of the effectiveness of the Registration Statement (it being understood that the Designated Underwriter will notify the Company as to which Participants will need to be so restricted); and to direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(q) To pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties, if any, incurred by the Underwriters in connection with the Directed Share Program.

(r) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(s) To comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(t) (i) Not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(u) To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(v) To implement and maintain reasonable measures in compliance with PRC laws and regulations concerning licenses and permits for education businesses.

(w) To use its best commercial efforts to rectify or cure any non-compliance with PRC laws and regulations concerning licenses and permits for education businesses.

(x) To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(y) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(z) To not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Restricted Period (as defined below) without the prior written consent of each of the Representatives.

(aa) Prior to the Closing Date, to purchase insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the rules and regulations thereof.

(bb) To deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(cc) During the period ending 180 days after the date of the Prospectus (the “Restricted Period”), without the prior written consent of the Representatives on behalf of the Underwriters, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any Ordinary Shares, any American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, or (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (A) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 5 hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

6.2 Each of the Selling Shareholders severally and not jointly, and in respect of itself only agrees with the several Underwriters that:

(a) Such Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Such Selling Shareholder shall have entered into a Lock-up Letter substantially in the form of Exhibit A hereto.

(c) Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the American Depositary Shares.

(d) Such Selling Shareholder agrees to notify promptly the Company and the Representatives of any change in the information relating to such Selling Shareholder in the Registration Statement, the Time of Sale Prospectus and the Prospectus at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been completed, as determined by the Representatives.

(e) Such Selling Shareholder agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Ordinary Shares or American Depositary Shares of the Company by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Ordinary Shares or American Depositary Shares, in each case other than the Prospectus.

(f) Such Selling Shareholder agrees to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Shareholder. Each Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of such Shares and on the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Shareholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid in respect of any such taxes, duties or charges to the extent such taxes, duties or charges (i) are imposed by reason of a present or former connection between the recipient and the jurisdiction imposing such taxes, duties or charges (other than a connection that would not have arisen but for the transactions contemplated by this Agreement) or (ii) would not have been imposed but for the failure of the recipient to provide, upon request, any customary or required certification, identification or other documentation concerning such recipient’s nationality, residence, identity or connection with the jurisdiction imposing such taxes, duties or charges.

(g) To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause its direct or indirect owners that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such owner to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(h) Such Selling Shareholder agrees not to use any of the proceeds received by it from the sale of the Shares pursuant to this Agreement or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions, or (2) in any other manner that will result in a violation of Sanctions by any Person participating in the offering, whether as underwriter, advisor, investor or otherwise, or (3) in any manner that is not in compliance with applicable laws, rules and regulations of any governmental agency having jurisdiction over such Selling Shareholder including, without limitation, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholder into the PRC under the applicable regulation of the Ministry of Commerce and SAFE.

(i) Such Selling Shareholder agrees to pay or cause to be paid any underwriting discount and commissions payable in connection with the Shares sold by such Selling Shareholder.

(j) The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares and the American Depositary Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares and the American Depositary Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares or the American Depositary Shares under state securities laws and all expenses in connection with the qualification of the Shares and American Depositary Shares for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees in connection with the review and qualification of the offering of the Shares by FINRA, (v) the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA up to a maximum of $35,000 and all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties, if any, incurred by the Underwriters in connection with the Directed Share Program, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the American Depositary Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vii) the reasonable fees of counsel incurred in connection with the distribution and sale of the American Depositary Shares into Canada, (viii) the cost of printing certificates representing the Shares or the American Depositary Shares, (ix) the costs and charges of any transfer agent, registrar or depositary, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the American Depositary Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel, meals and lodging expenses of any such consultants and the Company’s representatives, and the cost of any vehicle or aircraft chartered for the purpose of the testing-the-waters and the road show, (xi) the document production charges and expenses associated with printing this Agreement, (xii) the fees, disbursements and expenses of Selling Shareholders’ counsel, (xiii) any and all costs and expenses charged by the Depositary in connection with the conversion of the Ordinary Shares sold by the Selling Shareholders into American Depositary Shares and (xiv) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in subsection (v) of this Section, Section 9 entitled “Indemnity and Contribution”, Section 10 entitled “Directed Share Program Indemnification” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each director, officer and employee of an Underwriter, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee, controlling person or affiliate promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, controlling person or affiliate in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, as set forth in paragraph 9(c) below.

(b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication in reliance upon and in conformity with the Selling Shareholder Information; provided further that the liability under this subsection of such Selling Shareholder shall be limited to an amount equal to the aggregate proceeds after underwriting commissions and discounts, but before expenses, from the sale of Shares sold by such Selling Shareholder under this Agreement (the “Selling Shareholder Proceeds”).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the concession figures appearing in the fourth paragraph, the disclosure on sales to discretionary accounts appearing in the eighth paragraph and the names and addresses of the Representatives appearing in the nineteenth paragraph under the caption “Underwriting” (the “Underwriter Information”).

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers-of-Attorney, which firm shall be acceptable to the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by such Sellers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this Section 9 shall be limited to the Selling Shareholder Proceeds.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 9(d) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 9 and Section 6(n) and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of (A) any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, (B) the Company, its officers or directors or any person controlling the Company or (C) any Selling Shareholder, its officers or directors or any person controlling any Selling Shareholder and (iii) acceptance of and payment for any of the Shares.

10. Directed Share Program Indemnification.

(a) The Company agrees to indemnify and hold harmless the Designated Underwriter, each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Designated Underwriter within the meaning of Rule 405 of the Securities Act (the “Designated Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed American Depositary Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Underwriter Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Designated Underwriter Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Designated Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Designated Underwriter Entity, shall retain counsel reasonably satisfactory to the Designated Underwriter Entity to represent the Designated Underwriter Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Designated Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Designated Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Designated Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Designated Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Designated Underwriter Entities. Any such separate firm for the Designated Underwriter Entities shall be designated in writing by Designated Underwriter. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Designated Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Designated Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Designated Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Designated Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Designated Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Designated Underwriter Entity, unless such settlement includes an unconditional release of the Designated Underwriter Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 10(a) is unavailable to a Designated Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Designated Underwriter Entity thereunder shall contribute to the amount paid or payable by the Designated Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand from the offering of the Directed American Depositary Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the Designated Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand in connection with the offering of the Directed American Depositary Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed American Depositary Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Designated Underwriter Entities for the Directed American Depositary Shares, bear to the aggregate Public Offering Price of the Directed American Depositary Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Designated Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Designated Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Designated Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Designated Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the Designated Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Designated Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Designated Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed American Depositary Shares distributed to the public were offered to the public exceeds the amount of any damages that such Designated Underwriter Entity has otherwise been required to pay. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Designated Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed American Depositary Shares.

11. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, The Hong Kong Stock Exchange or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC, Hong Kong or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, PRC, Hong Kong or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Selling Shareholders or the Company. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, such Seller will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13. Submission to Jurisdiction; Appointment of Agent for Service. Each of the Company and the Selling Shareholders hereby irrevocably submits to the exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the American Depositary Shares or any transactions contemplated hereby. Each of the Company ,the Selling Shareholders and each of the Company’s Subsidiaries and Affiliated Entities irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the American Depositary Shares or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Company and the Selling Shareholders irrevocably appoints Law Debenture Corporate Services Inc. as its respective authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company and such Selling Shareholder, as the case may be, in any such suit or proceeding. Each of the Company and the Selling Shareholders further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

14. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or any Selling Shareholder pursuant to this Agreement with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and such Selling Shareholder agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

15. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the sale and purchase of the Shares and the offering of the American Depositary Shares, represents the entire agreement between the Company, the Selling Shareholders and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares and the offering of the American Depositary Shares.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at:

Morgan Stanley & Co. International plc

c/o Morgan Stanley Asia Limited

46/F, International Commerce Center

1 Austin Road West

Kowloon, Hong Kong

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

China Renaissance Securities (Hong Kong) Limited

Unit 8107-08, Level 81

International Commerce Centre

1 Austin Road West

Kowloon, Hong Kong

If to the Company shall be delivered, mailed or sent to

Four Seasons Education (Cayman) Inc.

5th Floor, Building C Jin’an 610

No. 610 Hengfeng Road

Jing’an District, Shanghai

PRC 200070

Attention: Chief Financial Officer

If to the Selling Shareholders shall be delivered, mailed or sent to the care of the Company at the address of the Company set forth above, Attention: Chief Financial Officer.

20. Parties at Interest. The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholders and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

21. Absence of Fiduciary Relationship. Each of the Company and the Selling Shareholders acknowledges and agrees to each of the following:

(a) No Other Relationship. Each of the Representatives has been retained solely to act as an underwriter in connection with the sale of the Shares and no fiduciary, advisory or agency relationship between the Company or any Selling Shareholder, on the one hand, and any of the Representatives, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any of the Representatives have advised or are advising the Company or the Selling Shareholder on other matters.

(b) Arm’s-Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arm’s-length negotiations with the Representatives and each of the Company and the Selling Shareholders is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c) Absence of Obligation to Disclose. Each of the Company and the Selling Shareholders has been advised that each of the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that each of the Representatives has no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship.

(d) Waiver. Each of the Company and the Selling Shareholders waives, to the fullest extent permitted by law, any claims it may have against each of the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Representatives shall have any liability (whether direct or indirect) to the Company or such Selling Shareholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

22. Contractual recognition of bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Representatives, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Representatives to the Company under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Representatives or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 22:

“Bail-In Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Representatives.

23. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Selling Shareholders and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Shareholders’ and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the Company’s directors, its officers who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 23, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

24. Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

25. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature page follows]

Very truly yours,

FOUR SEASONS EDUCATION (CAYMAN) INC.

By:
Name:
Title:

SELLING SHAREHOLDERS

By:
Name:
	Title:	As Attorney-in-Fact acting for and on behalf of each of the Selling Shareholders named in Schedule II hereto

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	MORGAN STANLEY & CO. INTERNATIONAL PLC

By:
Name:
Title:

By:	CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

By:	CHINA RENAISSANCE SECURITIES (HONG KONG) LIMITED

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Maximum Number of Additional Shares To Be Purchased
Morgan Stanley & Co. International plc
Citigroup Global Markets Inc.
China Renaissance Securities (Hong Kong) Limited
Total

Schedule I

SCHEDULE II

	Number of Firm Shares to Be Sold	Maximum Number of Additional Shares to Be Sold
Part A: The Firm Selling Shareholder Crimson Capital Partners III, L.P.	450,000	—
Part B: The Additional Selling Shareholder Harvest Consulting Holding Limited	—	150,000
Part C: The Company Four Seasons Education (Cayman) Inc.	4,600,000	607,500

Total	5,050,000	757,500

Schedule II

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued October 20, 2017

2.	The public offering price of the Shares, US$ per ADS.

Schedule III

SCHEDULE IV-A

SUBSIDIARIES OF THE COMPANY

Name	Place of Incorporation
1. Four Seasons Education (Hong Kong) Limited	Hong Kong
2. Shanghai Fuxi Enterprise Management Consulting Co., Ltd.	PRC

Schedule IV-A

SCHEDULE IV-B

AFFILIATED ENTITIES OF THE COMPANY

Name	Place of Incorporation
1. Shanghai Four Seasons Education Investment Management Co., Ltd.	PRC
2. Shanghai Four Seasons Education and Training Co., Ltd.	PRC
3. Shanghai Tongfang Technology Further Education School	PRC
4. Taicang Yinglian Yunlin Foreign Language Training Center	PRC
5. Jiangxi Four Seasons Investment Management Co., Ltd.	PRC
6. Anhui Four Seasons Education Consulting Co., Ltd.	PRC
7. Four Seasons Class Training Co., Ltd.	PRC
8. Taicang Four Seasons Eduction Technology Co., Ltd.	PRC
9. Shanghai Shane Education Consulting Co., Ltd.	PRC
10. Suzhou Four Seasons Education Technology Co., Ltd.	PRC
11. Shanghai Four Seasons Only Education Technology Co., Ltd.	PRC
12. Shanghai Jin’an Modern Art Culture Education School	PRC
13. Nanchang Honggutan New Area Four Seasons Training School	PRC
14. Changzhou Fuxi Education Technology Co., Ltd.	PRC
15. Wuxi Fuxi Education Consulting Co., Ltd.	PRC

Schedule IV-B

SCHEDULE V

LIST OF LOCKED-UP PARTIES

All directors and executive officers of the Company:

1.	Peiqing Tian
2.	Yi Zuo
3.	Shaoqing Jiang
4.	Zongwei Li
5.	Dele Liu

All ordinary shareholders of the Company:

1.	Four Seasons Education Holdings Limited
2.	Chengwei Capital HK Limited
3.	Crimson Capital Partners III, L.P.
4.	Sandhill Investment Holding Limited
5.	Harvest Consulting Holding Limited
6.	Banya Holding Limited
7.	Bombax Ceiba Holding Limited
8.	Red Phoenix Investment Limited

All option holders of the Company:

1.	Yiwu Zhang
2.	Jun Chen
3.	Liqun Pan
4.	Sheng Wang
5.	Gang Ding
6.	Lu Wang
7.	Jiajie Zhong
8.	Hua Zhang
9.	Chiyu Li
10.	Lehua He
11.	Qin Wang
12.	Yi Hang
13.	Xing Chen
14.	Sujie Hu
15.	Xiaoying Cui
16.	Jin Wang
17.	Liquan Yu
18.	Juan Xu
19.	Ping Zhang
20.	Chi Zhang
21.	Bangyuan Wu
22.	Fenglin Cheng
23.	Xuemei Dong
24.	Changfeng Ying
25.	Yong Shi
26.	Jiajun Zhang

Schedule V

27.	Yan Meiling
28.	Manli Zhang
29.	Jin Tao
30.	Ping He
31.	Yan He
32.	Wenqin Hu
33.	Bin Gao
34.	Ni Shen
35.	Yi Zuo

Schedule V

SCHEDULE VI

WRITTEN TESTING-THE-WATER COMMUNICATIONS

All written communications used in testing-the-water meetings with potential investors in reliance on Section 5(d) of the U.S. Securities Act of 1933, as amended, and submitted to the U.S. Securities and Exchange Commission.

Schedule VI

EXHIBIT A-1

FORM OF LOCK-UP LETTER FOR DIRECTORS AND OFFICERS

            , 2017

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

U.S.A.

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. International plc and Citigroup Global Markets Inc., as representatives (each, a “Representative,” and collectively, the “Representatives”) of the several underwriters (the “Underwriters”) under the Underwriting Agreement, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Four Seasons Education (Cayman) Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of a certain number of ordinary shares, par value US$0.0001 per share, of the Company (the “Ordinary Shares”) in the form of American Depositary Shares (“American Depositary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares (collectively, the “Securities”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for the Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to the Securities or other securities of the Company acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of the Securities or any security convertible into the Securities as a bona fide gift, (c) distributions of shares of the Securities or any security convertible into the Securities to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Securities, provided that such plan does not provide for the transfer of the Securities during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Securities may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities unless such transfer is in compliance with the foregoing restrictions.

Exhibit A-1

The undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Securities, one of the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives on behalf of the Underwriters.

Exhibit A-1

This letter is governed by, and to be construed in accordance with, the internal laws of the State of New York.

Very truly yours,

(Name)

(Address)

Exhibit A-1

EXHIBIT A-2

FORM OF LOCK-UP LETTER FOR SHAREHOLDERS

OTHER THAN DIRECTORS AND OFFICERS

            , 2017

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

U.S.A.

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. International plc and Citigroup Global Markets Inc., as representatives (each, a “Representative,” and collectively, the “Representatives”) of the several underwriters (the “Underwriters”) under the Underwriting Agreement, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Four Seasons Education (Cayman) Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of a certain number of ordinary shares, par value US$0.0001 per share, of the Company (the “Ordinary Shares”) in the form of American Depositary Shares (“American Depositary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares (collectively, the “Securities”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for the Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to the Securities or other securities of the Company acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of the Securities or any security convertible into the Securities as a bona fide gift, (c) distributions of shares of the Securities or any security convertible into the Securities to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Securities, provided that such plan does not provide for the transfer of the Securities during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Securities may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities unless such transfer is in compliance with the foregoing restrictions.

Exhibit A-2

The undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the Public Offering.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives on behalf of the Underwriters.

Exhibit A-2

This letter is governed by, and to be construed in accordance with, the internal laws of the State of New York.

Very truly yours,

(Name)

(Address)

Exhibit A-2

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

            , 2017

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Four Seasons Education (Cayman) Inc. (the “Company”) of [●] ordinary shares, par value US$[●] per share, of the Company in the form of [●] American depositary shares, and the lock-up letter dated                 , 2017 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                 , 2017, with respect to [●] ordinary shares (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [●]; [provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].]1

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

[●]

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

[1]	Insert if the undersigned is an executive officer or director of the Company.

Exhibit B

Very truly yours,

(Name)

(Address)

Exhibit B

FORM OF PRESS RELEASE

[●]

[Date]

Four Seasons Education (Cayman) Inc. (the “Company”) announced today that Morgan Stanley & Co. International plc and Citigroup Global Markets Inc., the joint book-running managers in the Company’s recent public sale of [●] ordinary shares in the form of [●] American depositary shares is [waiving] [releasing] a lock-up restriction with respect to [●] ordinary shares (the “Shares”) of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                 , 20    , and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Form of Press Release